UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 4, 2011

CombiMatrix Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-33523	47-0899439
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

310 Goddard, Suite 150
Irvine, CA 92618

(Address of principal executive offices, including zip code)

(949) 753-0624

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))

Item 1.01.                                          Entry into a Material Definitive Agreement.

On April 4, 2011, CombiMatrix Corporation (the “Company”) entered into Securities Purchase Agreements dated as of April 1, 2011 (the “Purchase Agreements”) with 18 accredited investors, including HLM Venture Partners III, L.P. (“HLM”) and certain directors, officers and 5% or greater stockholders of the Company (collectively, the “Investors”), pursuant to which, on April 7, 2011, the Company issued and sold to the Investors an aggregate of 3,083,723 common stock units (the “Units”) at a purchase price of $2.193125 per Unit (the “Unit Price”) in a private placement (the “Private Placement”).  The Unit Price was equal to the last consolidated closing bid price of the Company’s common stock as determined in accordance with Nasdaq rules immediately preceding the Company entering into the binding Purchase Agreements plus $0.053125 for the warrant component described below.  The $6,763,000 aggregate purchase price for these Units was paid in cash to the Company.

Each Unit is comprised of (i) one share of the Company’s common stock (the “Shares”) and (ii) a five-year warrant to purchase 0.425 shares of the Company’s common stock (the “Warrants”).  The exercise price applicable to the Warrants is $2.14 per share, which is equal to the last consolidated closing bid price of the Company’s common stock as determined in accordance with Nasdaq rules immediately preceding the Company entering into the binding Purchase Agreements.

A total of 3,083,723 Shares were issued and the total number of shares of common stock issuable upon exercise of the Warrants at the exercise price is 1,310,572 in the aggregate.

The Warrants may be exercised in cash or pursuant to a net exercise provision if the Company undergoes a fundamental transaction or if an effective registration statement does not exist for the resale of the shares of common stock issuable upon exercise of the Warrants.  The Warrants cannot be exercised for a period of 6 months and one day following the date of their issuance.  The exercise price of the Warrants is subject to adjustment for stock splits, stock dividends, recapitalizations and the like.  The Warrants also are subject to a blocker that would prevent each holder’s common stock ownership from exceeding 19.99% of the Company’s outstanding common stock after exercise.

In addition, the Company entered into an Investors Rights Agreement (the “Rights Agreement”) on April 4, 2011 with the Investors in connection with the Private Placement.  Pursuant to the Rights Agreement, Investors holding more than 45% of the Shares and shares of common stock issuable upon exercise of the Warrants may demand that the Company register such common stock for resale.  Liquidated damages will apply for certain related events such as failure to file a registration statement within 30 days after a demand therefor or failure of such registration statement to be decalred effective by the Securities and Exchange Commission within 60 days after the demand if the registration statement is not reviewed or 120 days after the demand if the registration statement is reviewed.  In addition, each Investor, for so long as it beneficially owns not less than 25% of the shares of common stock issued to it in the Private Placement (treating the shares underlying such Investor’s Warrants as if issued), has a right of first refusal to participate in certain future issuances of securities by the Company on a pro rata basis with their initial investment.  Bank financings and stock issued in connection with strategic partnerships and acquisitions, underwritten public offerings, employee or director equity incentive plans and other customary transactions are excluded from this right of participation.

The Company also entered into an HLM Rights Agreement (the “HLM Rights Agreement”) on April 4, 2011 with HLM in connection with the Private Placement.  Pursuant to the HLM Rights Agreement, the Company agreed that, for so long as HLM and its affiliates beneficially own not less than 5% of the outstanding shares of common stock (not counting the shares underlying HLM’s Warrants), Mr. Marty Felsenthal or such other reasonably acceptable designee of HLM shall be appointed to the Company’s Board of Directors (the “Board”) and Compensation Committee of the Board and will receive compensation for service on the Board consistent with other outside members of the Board.  In addition, for so long as HLM and its affiliates beneficially own not less than 14% of the outstanding shares of common stock (not counting the shares underlying HLM’s Warrants), at HLM’s request, a reasonably acceptable individual designated by HLM, who is independent of HLM and the Company, shall be appointed to the Board and will receive compensation for service on the Board consistent with other outside members of the Board.  The Company also agreed that, among other things, for so long as HLM and its affiliates beneficially own not less than 25% of the shares of common stock issued to HLM in the Private Placement (treating the shares underlying such Investor’s Warrants as if issued), (i) at the request of HLM, the Board shall appoint one Board member designated by HLM to such committees of the Board as HLM shall request, if such designation is permitted under applicable Securities and Exchange

Commission and stock exchange rules, which designee shall be compensated for such services consistent with the other members of such committees; (ii) a reasonably acceptable designee of HLM shall be appointed to sit on each advisory board of the Company and will be compensated at the same rate as other members of such applicable advisory boards; (iii) the Company shall purchase and maintain a key man life and disability insurance policy with respect to the Chief Executive Officer of the Company, reasonably acceptable to HLM, in the amount of HLM’s investment in the Private Placement, with HLM being the beneficiary thereof, until such time as the Company has reported for a prior fiscal year, in audited financial statements, at least $30 million of  revenue; and (iv) the Company shall enter into an indemnification agreement with each HLM designee and independent director designee on the terms set forth in Exhibit 10.5 hereto.

None of the Units, Shares or Warrants, or the common stock issuable upon exercise thereof, has been registered under the Securities Act of 1933 and none may be offered or sold absent registration or an applicable exemption from registration.  As described above, the Company has agreed to certain registration rights in favor of the Investors.

The number of shares of the Company’s common stock outstanding immediately after the closing of the Private Placement was 10,704,121 shares.  The shares acquired by HLM in the Private Placement represented 14.9% of the Company’s outstanding common stock following the Private Placement, and the shares acquired by the Company’s directors and officers in the Private Placement represented 3.6% of the Company’s outstanding common stock following the Private Placement.

The information set forth above is qualified in its entirety by reference to the actual terms of the form of Purchase Agreement, form of Rights Agreement, HLM Rights Agreement, form of Warrant, and form of Indemnity Agreement attached hereto as Exhibits 10.1 through 10.5 and which are incorporated herein by reference.

Item 3.02.                                          Unregistered Sales of Equity Securities.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The above-described sales and issuances of the Units, Shares and Warrants (and the issuance of shares of common stock upon exercise thereof) have been determined to be exempt from registration under the Securities Act of 1933 in reliance on Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder, as transactions by an issuer not involving a public offering, in which the investors are accredited and have acquired the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.  No investment banking or advisory fees were paid by the Company.

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)  On April 7, 2011, Mr. Marty Felsenthal was appointed to the Board, to serve as a director of the Company until the Company’s next annual meeting and until his successor is duly elected and qualified.  Mr. Felsenthal also was appointed to the Compensation Committee of the Board.  The Company has agreed to compensate Mr. Felsenthal for service on the Board consistent with other outside members of the Board and to reimburse him for all expenses reasonably incurred in connection with attending Board meetings.  A description of the compensation arrangements with outside members of the Board is set forth under the heading “Director Compensation” in the Company’s proxy statement filed with the Securities and Exchange Commission on April 30, 2010.  Mr. Felsenthal had been designated by HLM pursuant to the HLM Rights Agreement in connection with the Private Placement.  In addition, the information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Item 9.01.                                          Financial Statements and Exhibits.

(a) Not Applicable.

(b) Not Applicable.

(c) Not Applicable.

(d) Exhibits.

Exhibit Number	Description

10.1	Form of Securities Purchase Agreement dated as of April 1, 2011

10.2	Form of Investors Rights Agreement dated as of April 1, 2011

10.3	HLM Rights Agreement dated as of April 1, 2011

10.4	Form of Warrant to Purchase Common Stock issued on April 7, 2011

10.5	Form of Indemnity Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMBIMATRIX CORPORATION

Dated: April 7, 2011	By:	/s/ SCOTT R. BURELL
Scott R. Burell, Chief Financial Officer

Exhibit Index

Exhibit Number	Description

10.1	Form of Securities Purchase Agreement dated as of April 1, 2011

10.2	Form of Investors Rights Agreement dated as of April 1, 2011

10.3	HLM Rights Agreement dated as of April 1, 2011

10.4	Form of Warrant to Purchase Common Stock issued on April 7, 2011

10.5	Form of Indemnity Agreement